SUB-TRANSFER AGENT AGREEMENT

         THIS AGREEMENT is made as of this 5th day of September, 2001, by and between SEI INVESTMENTS FUND MANAGEMENT (the "Transfer Agent" or "SEI"), a Delaware business trust, and FORUM SHAREHOLDER SERVICES, LLC, a Delaware limited liability company ("Forum").

         WHEREAS, the Transfer Agent is a transfer agent registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

         WHEREAS, the Transfer Agent and the CNI Charter Funds (the "Trust") are parties to a Transfer Agent Agreement dated April 1, 1999 (the "Transfer Agent Agreement");

         WHEREAS, the Transfer Agent desires Forum to provide, and Forum is willing to provide, certain transfer agent services to the registered owners of shares (the "Shareholders") of the Trust's portfolios listed in Schedule A which is attached hereto and made a part of this Agreement, and such other portfolios, or classes of portfolios, as Transfer Agent and Forum may agree on ("Portfolios"), on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Transfer Agent and Forum hereby agree as follows:

         ARTICLE 1. Retention of Forum. The Transfer Agent hereby retains Forum to act as the transfer agent of the Portfolios listed on Schedule A and to furnish the Portfolios with the transfer agent services as set forth below. Forum hereby accepts such employment to perform the duties set forth below.

         Forum shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Transfer Agent in any way and shall not be deemed an agent of the Transfer Agent. All of Forum's duties shall be subject always to the objectives, policies and restrictions contained in the Trust's current registration statement under the Investment Company Act of 1940, as amended (the "1940 Act"), to the Trust's Declaration of Trust and By-Laws, to the provisions of the 1940 Act, and to any other guidelines that may be established by the Trust's Trustees and which are furnished to the Forum by the Transfer Agent or the Trust.

         The Transfer Agent warrants that it has or shall deliver to Forum:

         (a) a certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of Forum and the execution and delivery of this Agreement.

         (b) a copy of the Declaration of Trust of the Trust, incorporating all amendments thereto, certified by the Secretary or Assistant Secretary of the Trust (collectively, as amended from time to time, "Organic Documents");


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         (c)      an opinion  of  counsel  to the Trust with  respect to (i) the legality and continuing existence of the Trust, (ii) the legality of its outstanding shares of beneficial interest (the "Shares"), and (iii) the number of Shares authorized for issuance and stating that upon issuance they will be validly issued and nonassessable;

         (d) the names and specimen signatures of its officers who are authorized to sign instructions or requests to Forum on behalf of the Portfolios, and the name and address of legal counsel to the Trust; and

         (e) (i) the Portfolio's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (ii) the Portfolio's current Prospectus and Statement of Additional Information (collectively, as currently in effect and as amended or supplemented, the "Prospectus"), (iii) each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Portfolios ("Service Plan"), and (iv) all applicable procedures adopted by the Portfolios, and shall promptly furnish Forum with all amendments of or supplements to the foregoing.

         ARTICLE 2.  Duties of Forum.

         (a) Forum will act as transfer agent for the Portfolios' accounts and, as such, will record in an account (the "Account") the total number of units of beneficial interest ("Shares") of each Portfolio issued and outstanding from time to time and will maintain Share transfer records in which it will note the names and registered addresses of Shareholders, and the number of Shares from time to time owned by each of them. Each Shareholder will be assigned one or more account numbers.

         (b) Forum is authorized to set up accounts for Shareholders and record transactions in the accounts on the basis of instructions received from Shareholders when accompanied by remittance in an appropriate amount and form as provided in the Portfolio's then current prospectus. Whenever Shares are purchased or issued, Forum shall credit the Account with the Shares issued, and credit the proper number of Shares to the appropriate Shareholder.

         (c) Likewise, whenever Forum has occasion to redeem Shares owned by a Shareholder, the Trust authorizes Forum to process the transaction by making appropriate entries in its Share transfer records and debiting the Account.


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


         (d) Upon notification by the custodian of the applicable Portfolio (the "Custodian") of the receipt of funds through the Federal Reserve wire system or conversion into Federal funds of funds transmitted by other means for the purchase of Shares in accordance with the Portfolio's current prospectus, Forum shall notify the Transfer Agent of such deposits on a daily basis.

         (e) Forum shall credit each Shareholder's account with the number of units purchased according to the price of the Shares in effect for such purchases determined in the manner set forth in the Portfolio's then current prospectus. Forum shall process each order for the redemption of Shares from or on behalf of a Shareholder, and shall cause cash proceeds to be wired in Federal funds.

         (f) The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided for in the then current prospectus, subject to such supplemental requirements consistent with such prospectus as may be established by mutual agreement between Forum and the Transfer Agent.

         (g) If Forum or the Portfolio's distributor determines that a request for redemption does not comply with the requirements for redemption, Forum shall promptly so notify the Shareholder, together with the reason therefor, and shall effect such redemption at the price next determined after receipt of documents complying with said standards.

         (h) Forum shall produce a confirmation statement reflecting each purchase or redemption transaction and each dividend posting. Confirmation statements will be mailed or transmitted on the next business day following the transaction.

         (i) On each day that the Custodian and the New York Stock Exchange are open for business ("Business Day"), Forum shall notify the Custodian of the amount of cash or other assets required to meet payments made pursuant to the provisions of this Article 2, and the Transfer Agent shall instruct the Custodian to make available from time to time sufficient funds or other assets therefor.

         (j) The authority of Forum to perform its responsibilities as to purchases and redemptions shall be suspended upon receipt by it of notification from the SEC or the Trustees of the suspension of the determination of the Portfolio's net asset value.

         (k) In registering transfers, Forum may rely upon the opinion of counsel in not requiring complete documentation, in registering transfers without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

         (l) Without limiting the generality of the foregoing, Forum agrees to perform the following specific services for the Portfolios on behalf of the Transfer Agent:

(i) provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including: (A) maintaining all Shareholder accounts, (B) preparing Shareholder meeting lists, (C) mailing proxies and related materials to Shareholders, (D) mailing Shareholder reports and prospectuses to current Shareholders, (E) withholding taxes on U.S. resident and non-resident alien accounts, (F) preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders, (G) preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, (H) preparing and mailing activity statements for Shareholders, and (I) providing Shareholder account information;

(ii) receive for acceptance orders for the purchase of Shares and promptly deliver payment and appropriate documentation therefor to the Custodian;

(iii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

(iv) receive for acceptance redemption requests and deliver the appropriate documentation therefor to the Custodian;

(v) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders and debit each shareholder's account by the number of shares redeemed;

(vi) effect transfers of Shares upon receipt of appropriate instructions from Shareholders;

(vii)  prepare  and  transmit  to   Shareholders   (or  credit  the  appropriate
Shareholder accounts) payments for all distributions declared by the Portfolio with respect to Shares;

(viii) receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (i.e., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;

(ix) track shareholder accounts by financial intermediary source and otherwise as reasonably requested by the Transfer Agent or the Trust and provide periodic reporting to the Transfer Agent or the Trust or its administrator or other agent;

(x) maintain records of account for and provide reports and statements to the Portfolios and its Shareholders as to the foregoing;

(xi) record the issuance of Shares of the Portfolios and maintain pursuant to Rule 17Ad-10(e) under the 1934 Act a record of the total number of Shares of the Portfolios, that are authorized, based upon data provided to it by the Transfer Agent or the Trust and are issued and outstanding and provide the Transfer Agent and the Trust on a regular basis a report of the total number of Shares that are authorized and the total number of Shares that are issued and outstanding;

(xii) provide a system which will enable the Transfer Agent and the Trust to calculate the total number of Shares of the Portfolios and Class thereof sold in each State;

(xiii) monitor and make appropriate filings with respect to the escheatment laws of the various states and territories of the United States; and

(xiv) oversee the activities of proxy solicitation firms.

         (m) Forum shall receive and tabulate proxy votes, coordinate the tabulation of proxy and shareholder meeting votes and perform such other additional services as may be specified from time to time by the Transfer Agent or the Trust, all pursuant to mutually acceptable compensation and implementation agreements.

         (n) The Transfer Agent or the Trust's administrator or other agent (i) shall identify to Forum in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States") and (ii) shall monitor the sales activity with respect to Shareholders domiciled or resident in each State. The responsibility of Forum for the Portfolio's State registration status is solely limited to the reporting of transactions to the Portfolio, and Forum shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust's administrator or other agent.

         (o) Forum shall establish and maintain facilities and procedures reasonably acceptable to the Transfer Agent and the Trust for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. Forum shall establish and maintain facilities and procedures reasonably acceptable to the Transfer Agent and the Trust for safekeeping of all records maintained by Forum pursuant to this Agreement.

         (p) Forum shall cooperate with the Portfolios' independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         (q) Except with respect to Forum's duties as set forth in this Section 2 and except as otherwise specifically provided herein, Forum shall have no responsibility for ensuring that the Portfolios comply with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Portfolios. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         (r) In addition to the services described above, Forum shall also provide the following services for the Portfolios: (i) omnibus transactions processing and reconciliation; (ii) production and maintenance of system reports; (iii) transmission monitoring and processing of NSCC Fund/Serv transactions; (iv) NAV and dividend rate nightly updates; (v) month end dividend processing; (vi) capital gains processing, if needed; (vii) production of confirms and statements; (viii) production, printing and storage of system reports; (ix) maintenance of all dealer files; and (x) production of monthly 12(b)-1.

         ARTICLE 3. Share Purchases; Eligibility to Receive Distributions.

         (a) Shares shall be issued in accordance with the terms of the applicable Portfolio's prospectus after Forum or its agent receives either:

         (i) (A) an instruction directing investment in the Portfolio, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or

         (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

         (b) Shares issued in a Portfolio after receipt of a completed purchase order shall be eligible to receive distributions of the Portfolio at the time specified in the prospectus pursuant to which the Shares are offered.

         (c) Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the prospectus of the Portfolios listed on Schedule A:

         (i) for a wire received, at the time of the receipt of the wire;

         (ii) for a check drawn on a member bank of the Federal Reserve System, on the next Portfolio business day following receipt of the check; and

         (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as Forum is credited with Federal Funds with respect to that check.

         ARTICLE 4.  Compensation of Forum.

         (a) Forum. For the services to be rendered, the facilities furnished and the expenses assumed by Forum pursuant to this Agreement, the Trust shall pay to Forum compensation at an annual rate specified in the Schedule B which is attached hereto and made a part of this Agreement. Such compensation shall be accrued daily, and paid to Forum monthly.

         If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Forum's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Forum's compensation for the preceding month shall be made promptly.

         (b) In connection with the services provided by Forum pursuant to this Agreement, the Transfer Agent agrees to reimburse Forum for the expenses set forth in Schedule B hereto. In addition, the Transfer Agent shall reimburse Forum for all reasonable incurred expenses and employee time (at 150% of salary) attributable to any review of the Trust's accounts and records by the Trust's independent accountants or any regulatory body outside of routine and normal periodic reviews. Should the Transfer Agent exercise its right to terminate this Agreement, the Transfer Agent shall reimburse Forum for all reasonable incurred out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.

         (c) Survival of Compensation Rights. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

         ARTICLE 5. Representations and Warranties.

         (a) Forum represents and warrants to the Transfer Agent that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is duly qualified to carry on its business in the State of Maine;

         (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

         (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (v) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement;

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (vii) It is registered as a transfer agent under Section 17A of the 1934 Act.

         (b) The Transfer Agent represents and warrants to Forum that:

         (i) It is a business trust duly organized and existing and in good standing under the laws of Delaware;

         (ii) It is empowered under applicable laws and by its Organic Documents to enter into this Agreement and perform its duties under this Agreement;

         (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (iv) Each Portfolio is an open-end diversified management investment company registered under the 1940 Act;

         (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Transfer Agent, enforceable against the Transfer Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

         (vi) A registration statement under the Securities Act is currently effective and will remain effective, and appropriate State securities law filings have been made and will continue to be made, with respect to all Shares of the Portfolios and Classes of the Trust being offered for sale.

         ARTICLE 6. Limitation of Liability of Forum; Indemnification
                    Provisions.

         (a) The duties of Forum shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Forum hereunder. Forum shall not be


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


liable for any error of judgment or mistake of law or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Article 6, the term "Forum" shall include directors, officers, employees, sub-contracts and other corporate agents of Forum as well as that corporation itself).

         (b) So long as Forum does not violate the standard of care set forth herein and is not otherwise negligent in the performance of its duties, the Transfer Agent assumes full responsibility and shall indemnify Forum and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses and attorney's fees) arising directly or indirectly out of said transfer agency and dividend disbursing relationships to the Portfolios or any other service rendered to the Portfolios hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         (c) Forum shall indemnify and hold the Transfer Agent harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses and attorney's fees) arising directly or indirectly out of losses, liabilities or damages resulting from the willful misfeasance, bad faith or gross negligence of Forum of said transfer agency and dividend disbursing relationships to the Portfolios or any other service rendered to the Portfolios hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

         (d) In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case an indemnifying party (the "Indemnifying Party") may be asked to indemnify or hold an indemnified party (the "Indemnified Party") harmless, the Indemnifying Party shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Indemnified Party will use all reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Indemnified Party, but failure to do so in good faith shall not effect the rights hereunder.

         (e) Forum may apply to the Trust or the Transfer Agent at any time for instructions and may consult counsel for the Trust or the Transfer Agent or its own counsel and with accountants and other experts with respect to any matter arising in connection with Forum's duties, and Forum shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

         (f) Forum shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor shall Forum shall not be held to have notice of any change of authority of any officers, employee or agent of the Trust or the Transfer Agent until receipt of written notice thereof from the Trust or the Transfer Agent.

         ARTICLE 7. Activities of Forum. The services of Forum rendered to the Portfolios are not to be deemed to be exclusive. Forum is free to render such services to others and to have other businesses and interests.

         ARTICLE 8.  Term of this Agreement.

(a) This Agreement shall become effective with respect to each Portfolio or Class listed on Schedule A on the earlier of the date on which the Registration Statement relating to the Shares of the Portfolios or Class becomes effective or the date of the commencement of operations of the Portfolios or Class. This Agreement shall continue in effect with respect to the Portfolios or Classes until terminated, so long as such continuance is specifically approved by the vote of a majority of the Trustees of the Trust. SEI reserves the right to terminate this Agreement if the Transfer Agent Agreement is terminated for any reason.

         (b) This Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty (i) by the Board on sixty (60) days' written notice to Forum or (ii) by Forum on sixty (60) days' written notice to the Transfer Agent. Any termination shall be effective as of the date specified in the notice. Upon notice of termination of this Agreement by either party, Forum shall promptly transfer to the successor sub-transfer agent the original or copies of all books and records maintained by Forum under this Agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor sub-transfer agent in the establishment of the books and records necessary to carry out the successor sub-transfer agent's responsibilities.

         (c) In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have 45 days to remedy the breach or the non-breaching party may terminate this Agreement immediately.

         (d) This Agreement shall not be assignable by either party without the written consent of the other party.

         ARTICLE 9. Amendments. This Agreement may be materially amended by the parties hereto only if such amendment is specifically approved (i) by the vote of a majority of the Trustees of the Trust, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this

Agreement or interested persons of any such party, cast in person at a Board of Trustees meeting called for the purpose of voting on such approval.

         For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and Forum may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust, By-Laws or prospectus, or any rule, regulation or requirement of any regulatory body.

         ARTICLE 10. Certain Records. Forum shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by Forum on behalf of the Portfolios shall be prepared and maintained at the expense of Forum, but shall be the property of the Trust and will be made available to or surrendered promptly to the Transfer Agent or the Trust on request.

         In case of any request or demand for the inspection of such records by another party, Forum shall notify the Transfer Agent and follow the Transfer Agent's instructions as to permitting or refusing such inspection; provided that Forum may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Transfer Agent has agreed to indemnify Forum against such liability.

         ARTICLE 11. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Transfer Agent, at 530 East Swedesford Road, Wayne, PA, and if to Forum, attention: Director, at Two Portland Square, Portland, Maine 04101.

         ARTICLE 12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         ARTICLE 13. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         ARTICLE 14. Force Majeure. Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails or any transportation medium, communication system or power supply.

         ARTICLE 15. Taxes. Forum shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any Shareholder or any purchase of Shares, excluding taxes assessed against Forum for compensation received by it under this Agreement.

         ARTICLE 16. Business Day. Nothing contained in this Agreement is intended to or shall require Forum, in any capacity hereunder, to perform any functions or duties on any day other than a Business Day. Functions or duties normally scheduled to be performed on any day which is not a Business Day shall be performed on, and as of, the next Business Day, unless otherwise required by law.


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                             SEI INVESTMENTS FUND MANAGEMENT

                             By:___________________


                             FORUM SHAREHOLDER SERVICES, LLC

                             By:__________________

                                   SCHEDULE A
                       TO THE SUB-TRANSFER AGENT AGREEMENT
                               DATED APRIL 5, 2005
                                     BETWEEN
                         SEI INVESTMENTS FUND MANAGEMENT
                                       AND
                         FORUM SHARHOLDER SERVICES, LLC

           Pursuant to the Preamble, the Transfer Agent shall provide services to the following Portfolios:


                 CNI RCB Small Cap Value Fund -- Class R Shares
           AHA Diversified Equity Fund -- Class A, Institutional Class
     AHA Limited Maturity Fixed Income Fund -- Class A, Institutional Class
       AHA Full Maturity Fixed Income Fund -- Class A, Institutional Class
                AHA Balanced Fund -- Class A, Institutional Class
      AHA Socially Responsible Equity Fund -- Class A, Institutional Class

                                   SCHEDULE B
                                       TO
            THE SUB-TRANSFER AGENT AGREEMENT DATED SEPTEMBER 5, 2001
                                     BETWEEN
                         SEI INVESTMENTS FUND MANAGEMENT
                                       AND
                         FORUM SHAREHOLDER SERVICES, LLC

(i)      Base Fee:

         Fees per CUSIP............................................$14,000/year


(ii)     Shareholder Account Fees:

         Fees per open account..................................$18/account/year

         Shareholder account fees are based upon the number of Shareholder accounts as of the last Fund Business Day of the prior month.

(iii)    Out-Of-Pocket and Related Expenses:

         The Trust, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to the cost of (or appropriate share of the cost of): (i) statement, confirmation, envelope and stationary stock, (ii) share certificates, (iii) printing of checks and drafts, (iv) postage, (v) telecommunications, (vi) NSCC Mutual Fund Service Member fees and expenses, (vii) banking fees and expenses, (viii) outside proxy solicitors and tabulators, (ix) proxy solicitation fees and (x) microfilm, microfiche and imaging. In addition, any other expenses incurred by Forum at the request or with the consent of the Trust, will be reimbursed by the Trust on behalf of the applicable Fund.


                                       B-1